Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Sky Financial Group, Inc. hereby authorize and appoint Marty E. Adams, Chairman, President and C.E.O., and/or Kevin T. Thompson, Executive Vice President and C.F.O., as our agents, as attorneys-in-fact, with full power to act for us and all of us, for the purpose of subscribing our names to the Form 10-K thereof to be filed with the Securities and Exchange Commission, and for the purpose of making any changes or amendments necessary or desirable to such documents and to any documents ancillary thereto, with the same powers and to the same effect as we may do if personally present:

Signed in counterpart and dated this 19th day of February, 2003.

/s/ George N. Chandler II George N. Chandler II	/s/ Robert C. Duvall Robert C. Duvall

/s/ D. James Hilliker D. James Hilliker	/s/ Marylouise Fennell Marylouise Fennell

Fred H. Johnson, III	Richard R. Hollington, Jr.

/s/ James C. McBane James C. McBane	Jonathan A. Levy

/s/ Thomas J. O’Shane Thomas J. O’Shane	/s/ Gerard P. Mastroianni Gerard P. Mastroianni

/s/ Gregory L. Ridler Gregory L. Ridler	/s/ Edward J. Reiter Edward J. Reiter

/s/ C. Gregory Spangler C. Gregory Spangler	/s/ Emerson J. Ross, Jr. Emerson J. Ross, Jr.

/s/ Joseph N. Tosh, II Joseph N. Tosh, II	/s/ Robert E. Spitler Robert E. Spitler